1128 Pennsylvania NE, Suite 200, Albuquerque, New Mexico 87110 | Tel: 505-255-4852 | www.santafegoldcorp.com

Santa Fe Gold Secures New Committed Equity Financing Facility

ALBUQUERQUE, New Mexico – June 21, 2012 – Santa Fe Gold Corporation (OTCBB: SFEG) today announced that it has entered into a committed equity financing facility under which it may sell up to $15 million of its registered common stock to Glengrove Small Cap Value, Ltd. over an approximately 24-month period. Santa Fe is not obligated to utilize any portion of the equity facility and remains free to enter into other financing transactions. Santa Fe will determine, at its sole discretion, the timing, dollar amount and floor price per share for any draw under the facility, subject to certain conditions. When and if Santa Fe elects to use the facility, the number and price of shares sold in each draw will be determined by a contractual formula, whereby the Company will issue shares to Glengrove at a pre-negotiated discount to the volume weighted average price of Santa Fe’s common stock over a preceding period of trading days.

In connection with the execution of the equity financing facility, Santa Fe will issue to Glengrove 666,666 shares of registered common stock as a commitment fee. The offer and sale of shares by Santa Fe under the equity facility have been registered pursuant to a shelf registration statement declared effective with the Securities and Exchange Commission on December 29, 2009. Santa Fe intends to use the net proceeds from any sale of shares under the facility for working capital and other general corporate purposes.

Dr. W. Pierce Carson, CEO, said, “We are delighted to have entered into this new equity financing facility, which should provide us with access to additional working capital to support our operations, while allowing for control over timing and dilution.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Santa Fe Gold:

Santa Fe Gold is a U.S.-based mining and exploration enterprise focused on acquiring and developing gold, silver, copper and industrial mineral properties. Santa Fe controls: (i) the Summit mine and Lordsburg mill in southwestern New Mexico, which began commercial production in 2012; (ii) a substantial land position near the Lordsburg mill, comprising the core of the Lordsburg Mining District; (iii) the Ortiz gold property in north-central New Mexico; (iv) the Black Canyon mica deposit near Phoenix, Arizona; and (v) a deposit of micaceous iron oxide (MIO) in western Arizona. Santa Fe Gold intends to build a portfolio of high-quality, diversified mineral assets with an emphasis on precious metals.

To learn more about Santa Fe Gold, visit www.santafegoldcorp.com.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable US and Canadian securities legislation. All statements, other than statements of historical fact, included herein are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2011 and its most recent quarterly reports filed with the United States Securities and Exchange Commission (the “SEC”), and other information released by the Company and filed with the appropriate regulatory agencies. All of the Company's US public disclosure filings may be accessed via www.sec.gov and its Canadian public disclosure filings may be accessed via www.sedar.com, and readers are urged to review these materials.

Contact:

Santa Fe Gold Corp
Pierce Carson, President and Chief Executive Officer
(505) 255-4852

Investor Relations
Torrey Hills Capital
Clay Chase
(858) 456-7300
cc@sdthc.com